UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

SYMBOTIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40175	98-1572401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Research Drive Wilmington, MA	01887
(Address of principal executive offices)	(Zip Code)

(987) 284-2800

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SYM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 8, 2025, the previously announced sale in an underwritten offering (the “Offering”) of 11,500,000 shares of Class A common stock, par value $0.0001 per share (the “Shares”) of Symbotic Inc. (the “Company”), consisting of 8,000,000 Shares sold by the Company, which included the exercise in full of the underwriters’ option to purchase 1,500,000 additional Shares, and 3,500,000 Shares sold by the selling securityholders (the “Selling Securityholders”) named in the Underwriting Agreement (as defined below), was completed. The net proceeds to the Company from the Offering, after deducting underwriting discounts and commissions and offering expenses payable by the Company, were approximately $425 million. The Company plans to use the net proceeds from the Offering for general corporate purposes. The Company did not receive any of the proceeds from the sale of Shares by the Selling Securityholders.

In connection with the Offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Symbotic Holdings LLC, the Selling Securityholders and Goldman Sachs & Co. LLC and Citigroup Global Markets Inc, as representatives (the “Representatives”) of the underwriters named therein (the “Underwriters”). The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Shares by the Company and the Selling Securityholders to the Underwriters, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

The Offering was made pursuant to an effective shelf registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on December 3, 2025 (File No. 333-291911), a base prospectus, dated December 3, 2025, included as part of the Registration Statement, and a prospectus supplement, dated December 4, 2025, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. A copy of the opinion of Sullivan & Cromwell LLP relating to the issuance of the Shares in the Offering is attached hereto as Exhibit 5.1 to this Current Report on Form 8-K. Exhibits 1.1 and 5.1 are hereby incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of December 4, 2025, among Symbotic Inc., Symbotic Holdings LLC, the selling securityholders named therein and Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the underwriters named therein.

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbotic Inc.

Date: December 8, 2025	By:	/s/ Izilda Martins
	Name:	Izilda Martins
	Title:	Chief Financial Officer and Treasurer